                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ASHLAND INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 Ashland Inc.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                          To be held January 25, 2001

To our Shareholders:

   Ashland Inc. will hold its Annual Meeting of Shareholders on Thursday, January 25, 2001, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Ashland's shareholders will act upon the following matters at the Annual Meeting or any adjournment of that meeting:

    (1) To elect five directors: Samuel C. Butler, Ernest H. Drew, Ralph E. Gomory, Mannie L. Jackson and Theodore M. Solso;

    (2) To ratify the appointment of Ernst & Young as independent auditors for fiscal 2001;

    (3) To approve the Amended and Restated Ashland Inc. Incentive Plan;
       and

    (4) To consider any other business properly brought before the Annual
       Meeting.

   Only shareholders of record at the close of business on November 20, 2000, are entitled to vote at the Annual Meeting or any adjournment of that meeting. If you are a participant in Ashland's Employee Savings Plan or Leveraged Employee Stock Ownership Plan (the "LESOP"), the manner in which you vote your proxy will constitute voting instructions to the Trustee of the respective plan concerning shares held in your account.

   In order that your Ashland Common Stock may be represented at the Annual Meeting, please vote by telephone, over the Internet, or by mailing your proxy card. Our proxy tabulator, National City Bank or its agent, must receive all voting instructions to the Trustees of the Employee Savings Plan and the LESOP, whether given by telephone, over the Internet or by mail, before 11:59 p.m. on January 22, 2001, and all other votes which are submitted by telephone or over the Internet, before 11:59 p.m. on Wednesday, January 24, 2001.


                                          By Order of the Board of Directors,

                                          RICHARD P. THOMAS
                                          Vice President and Secretary

Covington, Kentucky
December 14, 2000

                                  Ashland Inc.

                                PROXY STATEMENT

                                      for

                         ANNUAL MEETING OF SHAREHOLDERS

                    QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: What am I voting on?

A:(1) Election of five directors (Samuel C. Butler, Ernest H. Drew, Ralph E.
      Gomory, Mannie L. Jackson and Theodore M. Solso);

   (2) Ratification of Ernst & Young as Ashland's independent auditors for fiscal 2001; and

   (3) Approval of the Amended and Restated Ashland Inc. Incentive Plan.

Q: Who is entitled to vote at the Annual Meeting?

A: Shareholders at the close of business on November 20, 2000 (the "Record
   Date"), are entitled to vote at the Annual Meeting. Each share of Ashland Common Stock is entitled to one vote. Cumulative voting applies to the election of directors.

Q: Who can attend the Annual Meeting?

A: All Ashland shareholders on the Record Date are invited to attend the Annual
   Meeting, although seating is limited. If your shares are held in the name of a nominee (e.g., through a bank or broker), you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q: How do I vote?

A: If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

     You may vote over the Internet. You may vote over the Internet regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or in your e-mail notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

     You may vote by telephone. You may vote by telephone regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or in your e-mail notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

     You may vote by mail. If you received your annual meeting materials through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If no voting specification is made on your signed and returned card, Paul
  W. Chellgren or Richard P. Thomas, as proxy holders named on the proxy card, will vote FOR the election of the five director nominees, FOR the ratification of Ernst & Young and FOR the approval of the Amended and Restated Ashland Inc. Incentive Plan.

Q: Can I change my vote once I vote by mail, by telephone or over the Internet?

A: Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland's Secretary in writing,
   (b) returning a later-dated proxy card, or (c) entering a later-dated telephone or Internet vote; or (2) voting in person at the Annual Meeting. However, any changes or revocations of voting instructions to the Trustees of the Leveraged Employee Stock Ownership Plan (the "LESOP") and Ashland's Employee Savings Plan must be received by our proxy tabulator, National City Bank or its agent, before 11:59 p.m. on January 22, 2001.

Q: How do I cumulatively vote for directors?

A: "Cumulative voting" for directors means that you can multiply the number of shares that you own by the number of directors to be elected and vote the resulting number of shares for any one or more of the nominees, distributed as you wish.

Q: Who counts the vote?

A: Representatives of National City Bank or its agent will tabulate the votes and will act as the inspector of election.

Q: Is my vote confidential?

A: Yes. Voting tabulations are confidential.

Q: What shares are included in the proxy card?

A: Your proxy card represents all shares of Ashland Common Stock that are registered in your name and any shares you hold in Ashland's Dividend Reinvestment Plan (the "DRIP"), LESOP or Employee Savings Plan. If your shares are held through a nominee, you will receive either a voting form or a proxy card from the nominee to vote your shares.

Q: How do I vote my shares in the DRIP?

A: Shares of Ashland Common Stock credited to your account in the DRIP will be voted by National City Bank, the plan administrator, in accordance with your voting instructions.

Q: How will the Trustees of Ashland's Employee Savings Plan and LESOP vote?

A: Each participant in Ashland's Employee Savings Plan or LESOP will instruct the Trustees how to vote the shares of Ashland Common Stock credited to the participant's account in each plan. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants' accounts but for which voting instructions are not timely received by the Trustees. These shares are referred to as Non-Directed shares. Each participant who gives the Trustees such an instruction acts as a named fiduciary for the plans under the Employee Retirement Income Security Act of 1974, as amended.

Q: Can a plan participant vote the Non-Directed shares differently from shares credited to his or her account?

A: Yes. Any participant in Ashland's Employee Savings Plan or LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484, Attn: Laura S. Kress.

Q: What constitutes a quorum?

A: As of the Record Date, 69,649,591 shares of Ashland Common Stock were outstanding. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. If you return a properly executed proxy card (or vote by telephone or over the Internet), you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote.

Q: What vote is required for passage of each of the three proposals up for consideration at the Annual Meeting?

A:(1) Election of directors--Under Ashland's By-laws, the five nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

(2) Ratification of auditors--Submission of the appointment of Ernst & Young to Ashland's shareholders is not required. However, the appointment will be deemed ratified if votes cast in its favor exceed votes cast against it.

(3) Approval of the Amended and Restated Ashland Inc. Incentive Plan--This plan will be approved if votes cast in its favor exceed votes cast against it.

Q: Where can I find the voting results of the meeting?

A: We intend to announce preliminary voting results at the meeting. We will publish the final results in a press release or in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2001. You can obtain a copy of the Form 10-Q by logging on to our website at www.ashland.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at http://www.sec.gov.

Q: Can I receive future shareholder communications over the Internet?

A: Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements, and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet. If you vote by mail, check the appropriate box located at the bottom of the proxy card. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

                     ITEMS TO BE VOTED UPON BY SHAREHOLDERS

                         Item 1: Election of Directors

   The Board of Directors is made up of 12 directors, divided into three classes. Five directors will be elected at the 2001 Annual Meeting, including four continuing members of Class III of the Board of Directors: Samuel C. Butler, Ernest H. Drew, Mannie L. Jackson and Theodore M. Solso. Ralph E. Gomory, who rejoined the Board of Directors in September 2000, will be elected to Class II of the Board of Directors. Upon election, Messrs. Butler, Drew, Jackson and Solso will serve a three-year term, until the 2004 Annual Meeting. Upon election, Dr. Gomory will serve a two-year term, until the 2003 Annual Meeting, along with the other members of Class II, who were elected to a three-year term at the 2000 Annual Meeting.

   Dr. Gomory retired from Class II of the Board of Directors on January 27, 2000, at age 70. On July 20, 2000, the Board of Directors voted to increase the mandatory retirement age from 70 to 72. As a result, Dr. Gomory rejoined the Board of Directors in September 2000.

   The Governance and Nominating Committee (the "G&N Committee") has confirmed that all five nominees will be available for election as directors and recommends them for election.

   Shareholders may vote for no more than five directors at the Annual Meeting and may distribute their votes between or among nominees for director as they see fit. Pursuant to Ashland's By-laws, the five nominees receiving the greatest number of votes will be elected. If no voting specification is made on a properly returned or voted proxy, Paul W. Chellgren and Richard P. Thomas (proxy holders named on the proxy card) will vote FOR the election of the five nominees. Messrs. Chellgren and Thomas may vote shares cumulatively for one or more nominees for director if, in their discretion, a situation arises that would make such a vote necessary or desirable, or if authority is withheld from one or more nominees.

   A description of each of Ashland's directors, and of the committees of the Board of Directors, can be found at pages 11 through 15 of this Proxy Statement. For a report on the Ashland Common Stock ownership of Ashland's directors and certain officers, see the "Stock Ownership" chart on page 19 of this Proxy Statement.

                        Item 2: Ratification of Auditors

   The Audit Committee of the Board of Directors and the full Board of Directors have approved the appointment of Ernst & Young ("E&Y") to audit Ashland's accounts for fiscal 2001. Ashland paid E&Y fees of approximately $4.6 million for auditing services during fiscal 2000.

   The Audit Committee and Board of Directors believe that E&Y has invaluable long-term knowledge of Ashland. While preserving that knowledge, partners and employees of E&Y engaged in audits of Ashland are periodically changed, giving Ashland access to new expertise and experience. Representatives of E&Y will attend the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

   Although the Board of Directors is not required to submit the appointment of E&Y to a shareholder vote, the Board of Directors will reconsider that appointment if it is not ratified by the shareholders. The appointment will be deemed ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

   The Board of Directors recommends that shareholders vote FOR the ratification of E&Y as Ashland's independent auditors for fiscal 2001.

    Item 3: Approval of the Amended and Restated Ashland Inc. Incentive Plan

   Overview. The Ashland Inc. Incentive Plan (the "Plan") was approved by shareholders at the Annual Meeting held on January 27, 2000. The Plan consolidated the Performance Unit Plan and Incentive Compensation Plan for Key Executives, the incentive compensation program and all features, except stock options, of the 1997 Stock Incentive Plan. The Board of Directors has determined that the Plan should be amended this year to provide for stock options and stock appreciation rights ("SARs") to participants (as defined below) and outside directors (the amended and restated Plan is hereafter referred to as the "Incentive Plan"). The Incentive Plan will promote the interests of Ashland and its shareholders by offering both annual and long-term incentives to those employees who will be largely responsible for the long-term profitable growth of Ashland. In addition, the Board of Directors believes that the Incentive Plan will encourage those employees to remain with Ashland and will encourage qualified persons to seek and accept employment with Ashland. The Incentive Plan will continue to provide an incentive for qualified persons, who are not officers or employees of Ashland, to serve on the Board of Directors of Ashland and to continue to work for the best interests of Ashland by rewarding such persons with an automatic grant of restricted shares of Ashland Common Stock. The Incentive Plan also provides for grants of discretionary stock options and SARs to outside directors.

   Therefore, on November 2, 2000, the Board of Directors, subject to shareholder approval, amended and restated the existing Plan to add stock options and stock appreciation rights. If the Incentive Plan is not approved by the shareholders at the 2001 Annual Meeting, the existing Plan as approved by the shareholders at the 2000 Annual Meeting will remain in effect.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the annual federal tax deduction to $1,000,000 for compensation paid to Ashland's Chief Executive Officer and the other four most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Incentive Plan, through which awards may be granted, is designed to qualify such awards for deduction under Code Section 162(m). In order to qualify for deductibility, the tax regulations provide that, every five years, Ashland's shareholders must approve the material terms of the performance criteria for awards specified in the Incentive Plan. The Personnel and Compensation Committee (the "P&C Committee") establishes the performance criteria for awards to employees selected to participate in the Incentive Plan. The G&N Committee establishes the performance criteria for awards to outside directors.

   The principal features of the Incentive Plan, including the features of the Incentive Plan that were approved by the shareholders at the 2000 Annual Meeting, are summarized below. This summary is qualified in its entirety by reference to the full text of the Incentive Plan attached as Exhibit A to this Proxy Statement.

   Eligibility and Administration. Restricted stock, incentive awards, performance unit awards, merit awards, option awards and SAR awards may be granted to regular employees, including officers of Ashland, its subsidiaries and affiliates as selected by the P&C Committee (the "participants"). The P&C Committee shall have the exclusive authority to administer the Incentive Plan for participants. The G&N Committee shall have the exclusive authority to administer the Incentive Plan for outside directors. The P&C Committee and the G&N Committee (collectively, the "Committees") may amend or terminate the Incentive Plan without the approval of the Board of Directors, except that the Committees (a) may not, without the approval of the Board of Directors and the shareholders, (i) materially increase the benefits provided under the Incentive Plan or (ii) provide for the repricing of options and (b) may not, without the approval of the Board of Directors, amend the terms of restricted stock grants to outside directors.

   Shares Subject to the Incentive Plan. The Plan, as approved by the shareholders at the 2000 Annual Meeting, reserved for issuance 2,000,000 shares of Ashland Common Stock. The Board of Directors has reserved, subject to shareholder approval at the 2001 Annual Meeting, an additional 2,000,000 shares of Ashland Common Stock for issuance under the Incentive Plan; provided, however, that of the total 4,000,000 shares reserved for issuance, only 1,000,000 shares in the aggregate shall be available for restricted stock, merit and ISO awards. No participant may be granted more than a total of 250,000 options or SAR awards annually, and no outside director may be granted more than a total of 10,000 options or SAR awards annually. The Incentive Plan provides for appropriate adjustments in the number of shares available in the event of certain corporate transactions, including stock dividends and splits.

  Incentive Plan Benefits Generally.

   A. Restricted Stock and Merit Awards to Employees. The P&C Committee may grant restricted stock awards of Ashland Common Stock to participants in such amounts, and on such terms, as the P&C Committee in its sole discretion determines, consistent with the provisions of the Incentive Plan. The P&C Committee may also grant merit awards of Ashland Common Stock to selected participants free of restrictions in such amounts, and on such terms, as the P&C Committee in its sole discretion determines, again consistent with the provisions of the Incentive Plan. As a condition to any award of restricted stock or merit award, the P&C Committee may require a participant to pay a non-refundable amount equal to, or in excess of, the par value of the shares of Ashland Common Stock awarded to him or her.

   Unless otherwise directed by the P&C Committee, a participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock during a "restricted period," which in the case of grants to participants shall not be less than one year from the date of grant. The P&C Committee may reduce the restricted period with respect to any outstanding shares of restricted stock awarded to participants. Except for such restrictions, the participant as the owner of such stock shall have all the rights of a shareholder, including the right to vote such stock and to receive dividends.

   Unless otherwise directed by the P&C Committee, if a participant's employment is terminated for any reason prior to the lapse of all restrictions, he or she forfeits any restricted stock. At the end of the restricted period, the participant receives the appropriate number of shares, free of all restrictions. In the event of a "change in control" of Ashland (as defined in the Incentive Plan), a participant will receive his or her restricted stock free of all restrictions.

   B. Restricted Stock Awards to Outside Directors. The terms of the Incentive Plan grant each person duly appointed or elected an outside director of Ashland, subsequent to the 2000 Annual Meeting, an award of 1,000 shares of restricted stock on the effective date of his or her appointment or initial election to the Board of Directors. As a condition to the award, each outside director may be required to pay Ashland an amount equal to, or in excess of, the par value of the shares of the restricted stock award.

   Upon the grant of restricted stock, an outside director as owner of such stock shall have all rights of a shareholder, including the right to vote such stock and to receive dividends. However, unless otherwise determined by the G&N Committee, the outside director may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock during the restricted period. Unless otherwise determined by the G&N Committee, the restricted period shall not lapse before the earliest to occur of (a) Retirement (as defined in the Incentive Plan), (b) death or disability, (c) a 50% change in the beneficial ownership of Ashland, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or (d) voluntary early retirement to take a position in governmental service. In the case of voluntary resignation or termination of an outside director for any other reason prior to the occurrence of any of the events described in the preceding sentence, such outside director will forfeit the restricted stock, unless otherwise determined by the G&N Committee.

   C. Incentive Awards. The P&C Committee may grant incentive awards to participants in such amounts as it determines, in its sole discretion. No later than one hundred twenty (120) days (or ninety (90) days for those participants subject to Code Section 162(m)) after the commencement of the performance period applicable to an incentive award, the P&C Committee shall establish in writing one or more performance goals that must be reached by the participants in order to receive an incentive award for the applicable performance period. The target incentive award is a fixed percentage of the participant's base salary. The maximum incentive award is 150% of the target incentive award. No incentive award may exceed three million dollars ($3,000,000).

   Performance goals may be based on a variety of measures including earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such performance goals may be particular to a participant or the division or other unit in which the participant works and/or may be based on the performance of Ashland generally. Performance goals and the amounts payable upon attainment of the performance goals may, except for those participants subject to Code Section 162(m), be adjusted during any performance period for any reason, including the reflection of promotions, transfers or other changes in a participant's employment so long as such changes are consistent with the performance goals established for other participants in similar positions. Goals established for participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance goals.

   At the end of each performance period, incentive awards may be paid based upon the achievement of the applicable performance goals for the performance period. Payment of an award may be made in cash, Ashland Common Stock or a combination of both as determined by the P&C Committee.

   Unless otherwise determined by the P&C Committee, a participant must be continuously employed during the performance period to receive payment of an award. However, unless otherwise determined by the P&C Committee, in the event that a participant's employment is terminated by death, disability or retirement, the participant or beneficiary will receive a prorated portion of the payment of his or her award based upon the portion of the performance period during which the participant was employed by Ashland, so long as the performance goals are subsequently achieved. In the event of a "change in control" of Ashland (as defined in the Incentive Plan), (i) there shall be an acceleration of any performance period relating to any incentive award, and
(ii) payment of any incentive award shall be made in cash as soon as practicable after such change in control based upon achievement of the performance goals applicable to such award up to the date of the change in control. Further, Ashland's obligation with respect to such incentive award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. In addition, prior to the date of a change in control, the P&C Committee, in its sole judgment, may make adjustments to any incentive award as may be appropriate to reflect the change in control.

   D. Performance Unit Awards. Performance unit awards may be granted to a participant contingent upon the future performance of Ashland and/or the division or company in which the participant works. No later than one hundred twenty (120) days (or ninety (90) days for those participants subject to Code
Section 162(m)) after the commencement of a performance period applicable to a particular performance unit award, the P&C Committee shall establish, in writing, the performance goals applicable to such award and the time period over which the performance shall be measured.

   Performance unit awards may be based upon a variety of performance goals including earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such performance goals may be particular to a participant or the division or other unit in which the participant works and/or may be based on the performance of Ashland generally. Performance goals and amounts payable upon attainment of the performance goals may, except for those participants subject to Code Section 162(m), be adjusted during any performance period for any reason, including the reflection of promotions, transfers or other changes in a participant's employment so long as such changes are consistent with the performance goals established for other participants in similar positions. Goals established for participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance goals.

   Each performance unit award will be established in dollars or shares of Ashland Common Stock or a combination of both, as determined by the P&C Committee, and will be based on the participant's base salary on the date of the award. The original amount of any performance unit award may not exceed 400% of the participant's then annual base salary and the original amount of any performance unit award may not exceed five million dollars ($5,000,000). In determining the amount of any performance unit award made, in whole or in part, in shares of Ashland Common Stock, the value thereof shall be based on the fair market value of Ashland Common Stock on the first day of the performance period or such date as the P&C Committee otherwise determines.

   Payment of a performance unit award may be made in cash, Ashland Common Stock or a combination of both as the P&C Committee determines.

   Unless otherwise determined by the P&C Committee, a participant must be continuously employed during the performance period to receive payment of an award. However, unless otherwise determined by the P&C Committee, in the event that a participant's employment is terminated by death, disability or retirement, the participant or beneficiary will receive a prorated portion of the payment of his or her performance unit award based upon the portion of the performance period during which the participant was employed by Ashland, so long as the performance goals are subsequently achieved. In the event of a "change in control" of Ashland (as defined in the Incentive Plan), (i) there shall be an acceleration of any performance period relating to any performance unit award, and (ii) payment of any performance unit award shall be made in cash as soon as practicable after such change in control based upon achievement of the performance goals applicable to such award up to the date of the change in control. Further, Ashland's obligation with respect to such performance unit award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. In addition, prior to the date of a change in control, the P&C Committee, in its sole judgment, may make adjustments to any performance unit award as may be appropriate to reflect the change in control.

   E. Stock Option Awards. The Committees may grant one or more option awards to any participant or outside director (collectively, the "recipients") upon such terms as designated by the Committees, in their sole discretion. Any option granted under the Incentive Plan may be granted as an Incentive Stock Option (an "ISO"), intended to qualify for favorable tax treatment under Code
Section 421, or as a non-qualified stock option (a "NQSO"). Each ISO will expire no later than ten years from the date such ISO is granted and each NQSO will expire no later than ten years and one month from the date such NQSO is granted. Only participants may be granted ISOs.

   With respect to each share of Ashland Common Stock subject to an option, the price at which such share may be purchased pursuant to the exercise of such option (the "Exercise Price") will be fixed by the Committees but, in any event, will not be less than the fair market value of such share on the date the option is granted. Except as discussed below, no option will be exercisable prior to the first anniversary of the date of its grant. An option may not be exercisable at any time for fewer than fifty (50) shares or the total remaining shares, if fewer than fifty shares remain subject to the option.

   Upon notice of the exercise of an option and payment of the Exercise Price for the number of shares of Ashland Common Stock with respect to which the option is exercised, the specified number of shares will be issued to the holder of such option.

   The Exercise Price of an option may be paid in (i) cash, (ii) in shares of Ashland Common Stock owned by the recipient for at least six months and not used in a stock option exercise for the preceding six months, (iii) by "attestation," (iv) by a combination of such methods of payment, (v) by effecting a "cashless exercise" with a broker, or (vi) with such other consideration as shall be approved by the Committees. "Attestation" means the delivery of a completed attestation form setting forth the whole shares of Ashland Common Stock owned by the recipient (for at least six months and not used to effect a stock option exercise within the preceding six month period) which the recipient wishes to utilize to pay the Exercise Price. A "cashless exercise" is a technique which allows the recipient to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or a broker loan. The "cashless exercise" technique does not increase the compensation that the option provides.

   A participant who terminates employment with Ashland other than as a result of death, disability or retirement will have thirty (30) days to exercise options that are exercisable at the time of his or her termination of employment. In the event of a participant's death, the participant's beneficiaries may exercise options at any time prior to the fixed termination date set forth in such options, for the number of shares which the participant could have acquired under the options immediately prior to the participant's death. In the event that any participant's employment terminates by reason of disability or retirement, the participant may exercise options at any time prior to the fixed termination date set forth in such options, for the number of shares which the participant could have acquired under the options immediately prior to the participant's disability or retirement. In the event the P&C Committee determines, in its sole discretion, that the employment of any participant has terminated in a manner adversely affecting Ashland, then the P&C Committee may direct that such participant forfeit any and all exercisable options. Any option may, in the discretion of the P&C Committee, become exercisable at any time prior to the fixed termination date set forth in the option for the full number of awarded shares or any part thereof, when the participant's employment is terminated as a result of the sale or other disposition by Ashland of assets or property. Notwithstanding anything to the contrary herein, any ISO must be exercised no later than three (3) months following the date that the employment of the participant holding such ISO has terminated.

   If an outside director's service on the Board of Directors terminates by reason of (a) Retirement (as defined in the Incentive Plan), (b) death or disability, (c) a 50% change in the beneficial ownership of Ashland as defined in Rule 13d-3 under the Exchange Act, or (d) voluntary early retirement to take a position in governmental service, any option held by such outside director may thereafter be exercised by the outside director (or by his or her beneficiary) to the extent it was exercisable at the time of such termination
(i) for a period equal to the number of years of completed service on the Board of Directors as of the date of such termination of the outside director or (ii) until the expiration of the stated term of such option, whichever period is the shorter. In the event of termination for any reason other than those set forth above, any option held by such outside director may thereafter be exercised by the outside director to the extent it was exercisable at the time of termination (i) for a period of one year from the date of such termination or
(ii) until the expiration of the stated term of such option, whichever period is the shorter, unless otherwise determined by the G&N Committee.

   In the event of a "change in control" of Ashland (as defined in the Incentive Plan) each option award will become immediately exercisable for the full number of shares of Ashland Common Stock, or any part therefore, subject to such option award, less such numbers as may have been theretofore acquired under the option award from and after the date of such change in control, unless otherwise provided in the notice of grant.

   F. SAR Awards. The Committees may grant SARs to any recipient holding an option granted under the Incentive Plan with respect to all or a portion of the shares subject to the related option. A SAR may only be granted concurrently with the grant of a related option. Each SAR is exercisable at the same time and to the same extent the related option is exercisable, but in no event will a SAR be exercisable unless the fair market value of each share of Ashland Common Stock subject to the related option exceeds the Exercise Price for such share.

   Upon the exercise of a SAR, the recipient is entitled to receive an amount equal to the excess of the fair market value, determined as of the date of exercise, of each share of Ashland Common Stock with respect to which such SAR has been exercised over the Exercise Price of each share.

   At the request of the recipient, but subject to the approval of the Committees, the recipient may receive payment relating to the exercise of SARs in the form of cash, Ashland Common Stock or a combination thereof.

   Upon the exercise of a SAR, the related option is deemed exercised to the extent of the number of shares of Ashland Common Stock with respect to which such SAR is exercised. Upon the exercise or termination of a related option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Ashland Common Stock with respect to which the related option was so exercised or terminated.

   In the event of a "change in control" of Ashland (as defined in the Incentive Plan), any SAR shall become immediately exercisable for the full number of shares of Ashland Common Stock less such number as may have been theretofore acquired under the SAR Award from and after the date of the change in control.

   Additional Information. A total of 2,000 shares of restricted stock were awarded to employees during fiscal 2000. No other benefits or amounts have been awarded or received under the Plan, nor are any such benefits or amounts now determinable. For comparison purposes, refer to the Bonus column of the Summary Compensation Table on page 26 of this Proxy Statement for amounts received as Incentive Awards for fiscal 2000 awarded under the prior incentive compensation program. In addition to the data shown in that table, for fiscal 2000, all executive officers received $5,022,373 and all employees excluding executive officers received $9,974,780 under the prior incentive compensation program. In addition, for comparison purposes, refer to the LTIP Payout column of the Summary Compensation Table on page 26 of this Proxy Statement for amounts received as Performance Unit Awards under the 1995 Performance Unit Plan for the 1997-2000 performance period. In addition to the data shown in that table, for the 1997-2000 performance period, all executive officers received $2,276,155 and all employees excluding executive officers received $5,794,533 under the 1995 Performance Unit Plan.

   The Incentive Plan will be approved if the votes cast in its favor exceed the votes cast against it. Abstentions are not counted as votes cast either for or against the proposal. If the Incentive Plan is not approved by the shareholders at the 2001 Annual Meeting, the existing Plan as approved by the shareholders at the 2000 Annual Meeting will remain in effect.

   For the reasons stated herein, the Board of Directors recommends that the shareholders vote FOR this proposal.

                       ASHLAND INC.'S BOARD OF DIRECTORS

                NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING

                   Class III Directors Nominated For Election
                            (Term expiring in 2004)
                Samuel C. Butler                            Director since 1970

                Mr. Butler, 70, is a Partner of Cravath, Swaine & Moore, Attorneys, in New York, New York. He is a Director of United States Trust Corporation and Chairman of the Board of The New York Public Library.

[PHOTO OF SAMUEL C. BUTLER]
                Ernest H. Drew                              Director since 1998

                Dr. Drew, 63, was Chief Executive Officer of the Westinghouse Industries & Technology Group until 1998. He served as a member of the Board of Management of Hoechst AG from 1995 to 1997. He is a Director of Johns Manville Corp.; Public Service Enterprise Group; Thomas & Betts Corporation; and Unique Mobility Inc.

[PHOTO OF ERNEST H. DREW]
                Mannie L. Jackson                           Director since 1994

                Mr. Jackson, 61, is the Chairman, Chief Executive Officer and majority owner of the Harlem Globetrotters International, Inc. He retired as Senior Vice President-Corporate Marketing and Administration of Honeywell, Inc. in 1994. He is a Director of Jostens, Inc.; REEBOK Corporation; The Stanley Works; and True North Communications.

[PHOTO OF MANNIE L. JACKSON]
                Theodore M. Solso                           Director since 1999

                Mr. Solso, 53, is Chairman of the Board and Chief Executive Officer of Cummins Inc. He is a Director of Irwin Financial Corporation and a Trustee of DePauw University.

[PHOTO OF THEODORE M. SOLSO]

                   Class II Director Nominated For Election
                           (Term expiring in 2003)

                Ralph E. Gomory              Director from 1989 to January 2000
                                           Rejoined the Board in September 2000

                Dr. Gomory, 71, is President of the Alfred P. Sloan Foundation in New York, New York. He is a Director of LEXMARK International, Inc.; Polaroid Corp.; and The Washington Post Company.
[PHOTO OF RALPH E. GOMORY]

                CONTINUING DIRECTORS NOT UP FOR ELECTION AT THE

                              2001 ANNUAL MEETING

                               Class I Directors
                            (Term expiring in 2002)


                Frank C. Carlucci                           Director since 1989

                Mr. Carlucci, 70, is Chairman of The Carlyle Group in Washington, D.C. He was Secretary of Defense of the United States from 1987 to 1989. He is Chairman of the Board of Neurogen Corporation and Nortel Networks Corporation; and a Director of Kaman Corporation; Pharmacia Corp.; Quaker Oats Company; SunResorts, Ltd.; and Texas Biotechnology Corporation.
[PHOTO OF FRANK C. CARLUCCI]



                James B. Farley                             Director since 1984

                Mr. Farley, 70, is a private investor and the retired Chairman of the Board and Chief Executive Officer of Mutual Life Insurance Company of New York (now known as The MONY Group). He is a Director of Harrah's Entertainment Inc. and The MONY Group, and a Trustee of The Forster Trust.
[PHOTO OF JAMES B. FARLEY]

                Bernadine P. Healy, M.D.                    Director since 1998

                Dr. Healy, 56, is the President and Chief Executive Officer of the American Red Cross. She served as Dean, College of Medicine and Public Health, and Professor of Medicine, The Ohio State University from 1995 to 1999. She is a Director of Invacare, Inc.; Medtronic, Inc.; and National City Corporation; and a Trustee of Battelle Memorial Institute.
[PHOTO OF BERNADINE P. HEALY, M.D.]

                W. L. Rouse, Jr.                            Director since 1987

                Mr. Rouse, 68, currently resides in Naples, Florida, and is the retired Chairman of the Board, President and Chief Executive Officer of First Security Corporation. He is a Director of Kentucky-American Water Company and LG&E Energy Corporation.
[PHOTO OF W. L. ROUSE, JR.]

                               Class II Directors
                            (Term expiring in 2003)

                Paul W. Chellgren                           Director since 1992

                Mr. Chellgren, 57, is Chairman of the Board and Chief Executive Officer of Ashland. He was President and Chief Operating Officer of Ashland from 1992 to 1996. He is a Director of Medtronic, Inc. and PNC Financial Services Group, Inc.
[PHOTO OF PAUL W. CHELLGREN]

                Patrick F. Noonan                           Director since 1991

                Mr. Noonan, 58, is Chairman of The Conservation Fund in Arlington, Virginia. He is a Director of International Paper Company; the Rushmore Mutual Funds; and Saul Centers REIT; and a Trustee of The National Geographic Society.
[PHOTO OF PATRICK F. NOOAN]


                Jane C. Pfeiffer                            Director since 1982

                Mrs. Pfeiffer, 68, is a management consultant in Vero Beach, Florida. She is a Director of International Paper Company; J.C. Penney Company, Inc.; and The MONY Group; a Trustee of University of Notre Dame and a Member of the Council on Foreign Relations.
[PHOTO OF JANE C. PFEIFFER]

                      COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has five committees: Audit Committee, Finance Committee, Governance and Nominating Committee, Personnel and Compensation Committee and Public Policy-Environmental Committee. Membership in those committees is reflected in the following chart:

                                                             Personnel      Public
                                             Governance and     and         Policy-
                           Audit    Finance    Nominating   Compensation Environmental
                         Committee Committee   Committee     Committee     Committee
                         --------- --------- -------------- ------------ -------------
Samuel C. Butler........      X                     X*
Frank C. Carlucci.......                X                         X*
Ernest H. Drew..........                X                                       X
James B. Farley.........                X*          X             X
Ralph E. Gomory.........      X                                                 X
Bernadine P. Healy......      X                                                 X
Mannie L. Jackson.......                            X             X
Patrick F. Noonan.......                                          X             X*
Jane C. Pfeiffer........                X           X                           X
W. L. Rouse, Jr.........      X*        X                         X
Theodore M. Solso.......      X                     X

--------
*  Indicates Committee Chairman

   The Audit Committee provides a direct and open avenue of communication between Ashland's internal auditors, its independent auditors and the Board of Directors; recommends the selection of Ashland's independent auditors, the audit fees and the services provided by the independent auditors; reviews the scope and findings of external and internal audits; and reviews the adequacy of Ashland's policies, procedures and internal controls.

   The Finance Committee reviews Ashland's financial policies, needs and structure; oversees significant financial issues such as capital structure, dividend action, offerings of Ashland debt or equity securities and major borrowings by Ashland; reviews financial audits of capital expenditures; and oversees the funding policy for employee benefit plans.

   The Governance and Nominating Committee recommends nominees for the Board of Directors; the desirable size and composition of the Board of Directors; and the elements of director compensation. It also oversees the Board of Directors' annual review of director performance.

   Ashland selects each director nominee based on the nominee's skills, achievements and experience. The G&N Committee considers candidates recommended by other directors, employees and shareholders. Written suggestions for candidates should be sent to the Secretary of Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

   In order to nominate a director at an Annual Meeting, Ashland's By-laws require that a shareholder provide written notice of intent to nominate a director not later than 90 days prior to the Annual Meeting (if the Annual Meeting is held on the last Thursday in January). For an Annual Meeting held earlier than the last Thursday in January, notice must be given within 10 days of the first public disclosure of the date of the Annual Meeting. "Public disclosure" may include a public filing with the Securities and Exchange Commission (the "SEC").

   The notice must contain the following information:

  . The name and address of the shareholder who intends to make the nomination and the name and address of the person(s) to be nominated;

  . A representation that the shareholder is a shareholder of record of Ashland Common Stock entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy to make the nomination(s) specified in the notice;

  . A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder. The other person(s) must be named in the notice;

  . Information about each nominee that would be required in a proxy statement, according to the rules of the SEC, had the nominee been proposed by the Board of Directors;

  . The consent of each nominee to serve as a director if so elected; and

  . A representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

   The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the shareholder fails to comply with the representations set forth in the notice.

   The Personnel and Compensation Committee approves salaries of corporate officers and participation in, and awards under, Ashland's incentive plans. It oversees compensation, hiring and performance evaluation policies. The P&C Committee also oversees the administration of various employee compensation, benefit and retirement plans.

   The Public Policy-Environmental Committee monitors public issues that have an impact on Ashland and oversees Ashland's environmental, health and safety compliance practices.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   During fiscal 2000, seven meetings of the Board of Directors were held. The Personnel and Compensation Committee met five times. The Audit Committee and the Governance and Nominating Committee each met three times. The Finance Committee and the Public Policy-Environmental Committee each met two times. Each current director attended at least 75% of the total meetings of the Board of Directors and the committees on which he or she served. Overall attendance at Board of Directors and committee meetings was 95%.

                             AUDIT COMMITTEE REPORT

   The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating primarily to Ashland's financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the independent audit of its financial statements, and its legal compliance programs. The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors (attached as Exhibit B to this Proxy Statement).

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of Ashland's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and Ashland including the matters in the written disclosures required by the Independence Standards Board.

   The Audit Committee also discussed with Ashland's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Ashland's internal controls, and the overall quality of Ashland's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of Ernst & Young as Ashland's independent auditors for fiscal 2001.

                                          AUDIT COMMITTEE
                                          W. L. Rouse, Jr., Chairman
                                          Samuel C. Butler
                                          Ralph E. Gomory
                                          Bernadine P. Healy
                                          Theodore M. Solso

                           COMPENSATION OF DIRECTORS

   Annual Retainer and Meeting Fees. Non-employee directors receive an annual retainer of $56,000 which must, pursuant to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (the "Directors' Deferral Plan"), either be (i) deferred into stock units invested in the Ashland Common Stock Fund or (ii) taken in Ashland Common Stock.

   In addition to the annual retainer, non-employee directors receive $1,500 for each Board of Directors meeting attended and $1,000 for each committee meeting attended. The Chairman of the Audit Committee also receives an annual $5,000 fee. Members of the Audit Committee, including the Chairman, also receive a $1,000 fee for attendance at each quarterly Audit Committee financial review with Ashland's management (two meetings of which were held in fiscal
2000). Such fees may be paid in cash, shares of Ashland Common Stock or deferred into any investment alternative available under the Directors' Deferral Plan.

   The payout of the deferred annual retainer and deferred meeting fees occurs upon termination of service by a director. However, upon a "change in control" of Ashland (as defined in the Directors' Deferral Plan), amounts in the directors' deferral accounts would be automatically distributed to the director in cash.

   In addition to an annual retainer and meeting fees, a non-employee director may receive compensation at the rate of $1,000 per day for services on special assignments as directed by the Chairman of the Board of Directors. This special assignment compensation cannot be deferred. Directors who are employees of Ashland are not additionally compensated for service on the Board of Directors or its committees.

   Restricted Shares. Under the Ashland Inc. Incentive Plan, upon election to the Board of Directors, a new director receives 1,000 restricted shares of Ashland Common Stock. The director pays Ashland an amount equal to the par value of the restricted shares. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of:
(i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) a 50% change in the beneficial ownership of Ashland; or (iv) voluntary early retirement to enter governmental service. Under certain circumstances, the G&N Committee has discretion to limit a director's forfeiture of these shares if he or she leaves the Board of Directors for reasons other than those listed above. Dr. Gomory received 1,000 restricted shares when he was initially elected to the Board of Directors in 1989 and therefore waived receipt of an additional 1,000 restricted shares when he rejoined the Board of Directors in September 2000.

   The Board of Directors considers Ashland Common Stock ownership by directors and members of management to be of utmost importance. The Board of Directors believes that such ownership enhances the commitment of the directors and members of management to Ashland's future and further aligns management's interests with those of Ashland's shareholders. Accordingly, in fiscal 1993, the Board of Directors established minimum stock ownership guidelines for directors and certain executive officers of Ashland. These guidelines require directors to own Ashland Common Stock having a value of at least five times their annual retainer. All of Ashland's current directors, other than Dr. Healy, elected to the Board of Directors in 1998, and Mr. Solso, elected to the Board of Directors in 1999, have attained the minimum stock ownership levels established by the Board of Directors. Each newly elected director has five years from the year elected to reach this ownership level. For further information as to these guidelines as they pertain to Ashland's executive officers, see the P&C Committee Report on Executive Compensation on pages 21 through 25 of this Proxy Statement.

   Other Compensation. In January 1997, the Board of Directors prospectively terminated the Directors' Charitable Awards Program. All current non-employee directors, other than Drs. Drew and Healy and Mr. Solso, remain eligible for the Charitable Awards Program. Under that program, $1,000,000 is donated upon a director's death to one or more educational organizations recommended by that director.

   On September 16, 1999, Ashland's Board of Directors adopted an Estate Enhancement Program available to directors and executive officers. As of September 30, 2000, one director participated in the program. For further information about this program, see the discussion under Estate Enhancement Program on page 29 of this Proxy Statement.

               ASHLAND COMMON STOCK OWNERSHIP OF CERTAIN PERSONS

                                                       Amount and
                                                       Nature of
                                                       Beneficial    Percent of
Name and Address of Beneficial Owner                   Ownership       Class
------------------------------------                   ----------    ----------
Capital Research and Management Company............... 6,428,800(1)     9.2%
 333 South Hope St., 52nd Floor
 Los Angeles, California 90071
Key Trust Company of Ohio, N.A........................ 6,189,701(2)     8.9%
 127 Public Square
 Cleveland, Ohio 44114
Wellington Management Company, LLP.................... 6,107,200(3)     8.8%
 75 State Street
 Boston, Massachusetts 02109
Sanford C. Bernstein & Co., Inc....................... 4,641,377(4)     6.7%
 One State Street Plaza
 New York, New York 10004

--------
(1) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2000, Capital Research and Management Company ("CRMC"), an investment advisor, held in the aggregate 6,428,800 shares of Ashland Common Stock of which 3,680,000 shares of Ashland Common Stock were held by Washington Mutual Investors Fund, Inc. ("WMIF"), an investment company advised by CRMC. None of the shares are held by CRMC's or WMIF's for their own account, but rather are owned by accounts under the discretionary investment management of CRMC and WMIF. According to information supplied to Ashland, as of September 30, 2000, CRMC has no voting power and sole dispositive power for its shares and WMIF has sole voting power and shared dispositive power for its shares.

(2) As of September 30, 2000, Key Trust Company of Ohio, N.A. ("Key Trust") was the record owner of 6,189,701 shares of Ashland Common Stock. These shares include 6,125,071 shares held by it as trustee of the LESOP. Key Trust will vote shares allocated to a participant's LESOP account as instructed by the participant. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants' accounts but for which voting instructions are not timely received by the Trustee. The remaining 64,630 shares held by Key Trust as of September 30, 2000 were held by it in a variety of fiduciary capacities.

(3) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2000, Wellington Management Company, LLP ("WMC") was the beneficial owner of 6,107,200 shares of Ashland Common Stock. According to information supplied to Ashland, WMC has, as of September 30, 2000, sole voting power for 2,582,500 shares, shared voting power for 824,200 shares, no voting power for 2,700,500 shares, and sole dispositive power for its shares.

(4) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2000, Sanford C. Bernstein & Co., Inc. ("SCBC") was the beneficial owner of 4,641,377 shares of Ashland Common Stock. According to information supplied to Ashland, SCBC has, as of September 30, 2000, sole voting power for 2,743,644 shares, shared voting power for 218,202 shares, no voting power for 1,679,531 shares, and shared dispositive power for its shares. Based upon a Form 13G/A filed with the SEC, on October 2, 2000, Alliance Capital Management L.P. ("Alliance") acquired beneficial ownership of the shares of Ashland Common Stock that were formerly beneficially owned by SCBC through Alliance's acquisition of the investment advisory assets of SCBC.

                  ASHLAND COMMON STOCK OWNERSHIP OF DIRECTORS
                        AND CERTAIN OFFICERS OF ASHLAND

   The following table shows as of October 1, 2000 the stock ownership of members of the Board of Directors, stock ownership of the executive officers of Ashland named in the Summary Compensation Table on page 26 of this Proxy Statement and stock ownership of the directors and executive officers of Ashland as a group.

                                                          Stock Ownership
                                                     --------------------------
                                                     Aggregate Number of Shares
Name of Beneficial Owner                                 Beneficially Owned
------------------------                             --------------------------
Paul W. Chellgren...................................   577,744 (1)(2)(3)(4)(7)
James R. Boyd.......................................   233,861 (1)(2)(3)
J. Marvin Quin......................................   170,913 (1)(2)(3)
David J. D'Antoni...................................   174,453 (1)(2)(3)(5)
James J. O'Brien....................................    65,917 (1)(2)(3)
Samuel C. Butler....................................    71,565 (2)(3)(6)
Frank C. Carlucci...................................    33,277 (2)(3)(7)
Ernest H. Drew......................................    12,001 (2)(7)
James B. Farley.....................................    21,796 (2)(3)
Ralph E. Gomory.....................................    27,514 (2)(3)
Bernadine P. Healy..................................     7,083 (2)
Mannie L. Jackson...................................    19,524 (2)(3)
Patrick F. Noonan...................................    18,209 (2)(3)
Jane C. Pfeiffer....................................    20,971 (2)(3)
W. L. Rouse, Jr.....................................    32,878 (2)(3)
Theodore M. Solso...................................     4,179 (2)
All directors and executive officers as a group (25
 persons)........................................... 2,045,759

--------
   None of the listed individuals owned more than 1% of Ashland's Common Stock outstanding as of November 20, 2000. All directors and executive officers as a group owned 2,045,759 shares of Ashland Common Stock, which equaled 2.9% of the Ashland Common Stock outstanding on November 20, 2000 (including shares deemed to be outstanding).

  (1) Includes shares of Ashland Common Stock held under Ashland's Employee Savings Plan and/or LESOP. Participants can vote the Employee Savings Plan and LESOP shares, and can invest in 16 investment options available under the Employee Savings Plan (other than "matching shares" contributed to a participant's account by Ashland, which must remain in the Ashland Common Stock Fund of the Employee Savings Plan).

  (2) Includes Stock Units (share equivalents) held by executive officers under the Deferred Compensation Plan for Employees (the "Employees' Deferral Plan") or by directors under the Directors' Deferral Plan. When an officer terminates employment with Ashland, payout of Stock Units invested in the Ashland Common Stock Fund in the Employees Deferral Plan (a) prior to October 1, 2000 or (b) representing compensation earned prior to October 1, 2000 but invested in the Common Stock Fund after October 1, 2000 will be paid out in cash or Ashland Common Stock as he or she may elect. Payout of all other Stock Units invested in the Ashland Common Stock Fund in the Employees Deferral Plan will be paid out in Ashland Common Stock. When a director terminates service on the Board of Directors, payout of Stock Units included in the Ashland Common Stock Fund in the Director Deferral Plan will be paid out in cash or Ashland Common Stock as he or she may elect.

  (3) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after September 30, 2000, through the exercise of stock options: as to Mr. Chellgren, 410,000 shares (including 10,000 stock options transferred to his children); Mr. Boyd, 170,500 shares; Mr. Quin, 118,750 shares (including 10,000 stock options transferred to his children); Mr. D'Antoni, 127,500 shares; and Mr. O'Brien, 53,581 shares. Each non-employee director has the right to acquire beneficial ownership of 4,000 shares (including 2,000 stock options transferred by Mr. Noonan to his grandchildren) within 60 calendar days after September 30, 2000 through the exercise of stock options with the exception of Mr. Jackson, who has the right to acquire 3,000 shares; and Drs. Drew and Healy and Mr. Solso, who do not have the right to acquire any such shares. All directors and executive officers as a group have the right to acquire beneficial ownership of 1,327,877 shares within 60 calendar days after September 30, 2000 through the exercise of stock options.

  (4) Includes 60,000 shares of Restricted Ashland Common Stock for which Mr. Chellgren has voting power.

  (5) Includes 500 shares of Ashland Common Stock held by Mr. D'Antoni as custodian for his son, as to which shares Mr. D'Antoni disclaims beneficial ownership.

  (6) Includes 750 shares of Ashland Common Stock owned by Mr. Butler's wife, as to which shares Mr. Butler disclaims beneficial ownership.

  (7) Includes shares of Ashland Common Stock held under the DRIP, which provides participants with voting power with respect to such shares.

                             EXECUTIVE COMPENSATION

Personnel and Compensation Committee Report on Executive Compensation

Description of the P&C Committee of the Board of Directors:

  . Comprised entirely of non-employee members;

  . Key Executive compensation responsibilities include the review, recommendation and approval of changes to Ashland's executive compensation policies and programs and the review and approval of all compensation payments to the Chief Executive Officer and Ashland's other executive officers.

Objectives of Ashland's Executive Compensation Program:

  . Pay for performance, motivating both long- and short-term performance for the benefit of Ashland's shareholders;

  . Provide a total compensation program competitive with those of companies with which Ashland competes for top management talent;

  . Place greater emphasis on variable incentive compensation versus fixed or base pay, particularly for Ashland's executive officers;

  . Encourage significant Ashland Common Stock ownership by Ashland's executive officers in order to align their interests with those of Ashland's shareholders; and

  . Most importantly, join shareholder and management interests in achieving superior performance which should translate into a superior total return to Ashland's shareholders.

Ashland's Executive Compensation Program is designed to:

  . Be performance-oriented, with a significant portion of executive compensation being "at risk," with more than 50% of the maximum potential executive compensation being provided by annual and long-term incentives;

  . Provide total compensation opportunities that are comparable to the opportunities provided by a group of 21 companies of similar size and diversity to Ashland (the "Compensation Peer Group") (this Compensation Peer Group contains different companies than the peer group of companies selected for comparison in the Five-Year Cumulative Total Return Performance Graph on page 30 of this Proxy Statement); and

  . Include three primary components: (1) base pay; (2) an annual incentive bonus; and (3) a long-term incentive program consisting of stock options and performance shares or units.

Description of the primary components: base salary, annual incentive bonus and long-term incentives consisting of stock options and performance shares or units:

Base Salary

   Annual salary is designed to compensate executives for their sustained performance. Base salary levels for executive officers are typically reviewed each year by the P&C Committee and are generally at the median salary level of the Compensation Peer Group. In addition, consideration is given to individual experience as well as individual and business unit performance. Increases in base salaries typically occur annually following review by the P&C Committee.

Annual Incentive Bonus

   Incentive compensation is awarded annually, with 20% based upon the participant's individual performance for the last fiscal year and 80% based upon Ashland's operating performance or a combination of overall corporate and business unit performance. Within 120 days (90 days for participants subject to the limitations of Code Section 162(m)) after the beginning of each fiscal year, performance Hurdle, Target and Maximum objectives (as described below) are established for the upcoming year. Awards for the Chief Executive Officer are based upon overall corporate performance. Awards for other corporate employees are based upon general overall corporate performance and, in some instances, business unit performance. Awards for business unit employees are based primarily on business unit performance.

   For fiscal 2000, the objectives were corporate Return on Equity and business unit Return on Investment. For the Chief Executive Officer, as well as certain other executive officers, there was, in addition to the Return on Equity objective, a Net Income objective.

   The performance Hurdle is the minimum performance that must be achieved to earn a payout under Ashland's operating performance or business unit performance portion of the objective. The performance Target is the expected or, in some cases, budgeted performance for Ashland or the business unit. The performance Maximum represents a level of performance that exceeds the Target or the budget. If Maximum performance is achieved, the incentive earned is 150% of the incentive opportunity earned at Target performance. A participant's targeted incentive payout is generally a fixed percentage of his or her salary and is dependent upon the participant's salary band and position.

Long-Term Incentive Compensation

 Stock Options

   Ashland's employee stock option program is a long-term plan designed to link executive compensation with increased shareholder value over time. In determining the amount of stock options to be granted annually to key employees, a target number of shares for each executive grade level is established. In September 1999, the Board of Directors approved an increase in the target number of shares for the Chief Executive Officer, senior vice presidents, business unit presidents, administrative vice presidents and certain designated key managers. The Chief Executive Officer of Ashland and certain other designated executives and employees did not receive stock option grants in fiscal year 2000 because they each received enhanced stock option grants in fiscal 1999.

   All stock options are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant and are not re-valued if the stock price declines below the grant price. Vesting of awards generally occurs over a period of three years.

   To encourage increased ownership, on November 4, 1999, the Board of Directors added a restoration feature to all outstanding stock options granted since September 1998 and to future option grants, excluding options granted under the Stock Option Plan for Employees of Joint Ventures. Participants are eligible for restoration options equal to the number of shares of Ashland Common Stock surrendered to Ashland in payment of the exercise price of the original option. The restoration feature is available only when the market price of Ashland Common Stock on the date of the exercise of the original option is at least 25% above the original option exercise price. In addition, shares received from the exercise must be held for at least two years. Restoration options are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option.

   The Board of Directors also approved grants of stock options to certain employees of Marathon Ashland Petroleum LLC ("MAP"), Ashland's joint venture with Marathon Oil Company, under terms similar to those for Ashland employees. The Board of Directors believes that it is in Ashland's shareholders best interests to encourage MAP employees to hold Ashland shares. USX Corporation has granted the same MAP employees stock options in USX-Marathon Group stock.

 Performance Shares/Units

   The performance share/unit program for certain key executives is a long-term incentive program tied to Ashland's performance. Historically, the P&C Committee has granted awards of performance shares or units to selected employees every two years with each award covering a four-year performance cycle.

   The number of performance shares or units awarded is based on the employee's responsibility level, performance and salary level. Awards granted under the program have generally ranged from 70% to 160% of an employee's base salary. Payment of an award is made only if one or more of the established performance objectives are met over the four-year performance period.

   Awards for the 1997-2000 performance period are based on achievement of the following performance objectives and corresponding weights established by the P&C Committee at the beginning of the performance period:

  . Corporate employees: (i) a minimum four-year average corporate return on equity (the "corporate objective") (50%), (ii) total return to shareholders ("TRS") at least equal to or greater than the median of the TRS of a peer group of companies over the four-year period (the "peer TRS objective") (25%), and (iii) TRS at least equal to or greater than the median of the companies in the Standard & Poor's 500 over the four-year period (the "S&P TRS objective") (25%).

  . Business unit employees: (i) a minimum four-year average return on investment for the applicable business unit (50%), (ii) the corporate objective (25%), (iii) the peer TRS objective (12.5%), and (iv) the S&P TRS objective (12.5%).

   Awards for the 1999-2002 performance period are based on achievement of the following performance objectives and corresponding weights established by the P&C Committee at the beginning of the performance period:

  . All corporate and business unit employees: (i) the corporate objective
    (50%), (ii) the peer TRS objective (25%), and (iii) the S&P TRS objective (25%).

   Awards to the Chief Executive Officer and senior vice presidents are based upon achievement of an average net income objective for the four-year period. If the foregoing objectives are met, the P&C Committee may adjust any award payment downward based on such factors as the P&C Committee deems appropriate.

Stock Ownership Philosophy

   The P&C Committee and management believe that linking a significant portion of an executive's current and potential future net worth to Ashland's success, as reflected in the stock price, gives the executive a stake similar to that of Ashland's shareholders and results in long-term management for the benefit of those shareholders.

   Consistent with this philosophy, on May 18, 2000, the Board of Directors adopted new stock ownership guidelines for Ashland's executive officers and designated employees. These guidelines establish minimum levels of Ashland Common Stock ownership, which must be achieved within five years, as follows:

  . the Chief Executive Officer-150,000 shares of Ashland Common Stock;

  . certain executive officers designated by the P&C Committee-30,000 shares of Ashland Common Stock; and

  . certain other employees designated by the P&C Committee-5,000 shares of Ashland Common Stock.

Deductibility of Compensation

   Under Section 162(m) of the Code, Ashland is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in this Proxy Statement. This deduction can be preserved if Ashland complies with certain conditions in the design and administration of its compensation programs.

   The P&C Committee will make reasonable efforts, consistent with sound executive compensation principles and the needs of Ashland, to ensure that all future amounts paid to its executive officers will be fully deductible by Ashland.

Other Plans

   Ashland also maintains pension, insurance and other benefit plans for its employees. Executives and other highly compensated employees participated in these plans during fiscal 2000 on the same terms as other eligible employees, subject to any legal limits on the amounts that could be contributed or paid to executives under the plans. In January 1999, executives and certain highly compensated employees were no longer eligible to participate in Ashland's Employee Savings Plan and instead received some of the same benefits available under the Employee Savings Plan by participating in the Employees' Deferral Plan.

Compensation of the Chief Executive Officer

  . Fiscal 2000 Performance

                                                                 Year ended
                                                                September 30,
                                                             -------------------
                                                               2000      1999
                                                             --------- ---------
                                                             (In millions except
                                                             earnings per share)
   Reported results
     Operating income....................................... $     671 $     625
     Net income............................................. $      70 $     290
     Earnings per share..................................... $     .98 $    3.89
   Excluding unusual items
     Operating income....................................... $     671 $     496
     Net income............................................. $     292 $     217
     Earnings per share..................................... $    4.10 $    2.91

   Financial results for fiscal 2000 were affected by unusual items. On an after-tax basis, these items included:

  . a $215 million loss from the discontinued operations of Arch Coal;

  . a $3 million charge for costs associated with the spin-off of the discontinued operations of Arch Coal; and

  . a $4 million extraordinary loss on the early retirement of debt.

   After excluding unusual items from both years, Ashland's operating income increased 35%, net income increased 35%, and earnings per share increased 41% over fiscal 1999.

  . Fiscal 2000 CEO Compensation

   Mr. Chellgren received a base salary increase of $50,000 in January 2000 based on Ashland's performance in fiscal 1999. Mr. Chellgren received an annual bonus for fiscal 2000 of $1,370,631, as Ashland's performance for fiscal 2000 exceeded the established compensation Target. This bonus represented a 56% increase from his fiscal 1999 bonus award.

   Mr. Chellgren received a payout for the fiscal 1997-2000 performance share award period in the amount of 13,708 shares out of the original grant of 30,094 shares. The payout was denominated in shares but paid in cash in the amount of $452,364 based on a closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on November 2, 2000 (the payment date) of $33.00 per share. During the 1997-2000 performance period, Ashland did not achieve the TRS objectives; however, Ashland did achieve the four-year-average-return-on-equity objective.

Summary

   The P&C Committee believes that the compensation provided to Ashland's executive officers will create a strong linkage and alignment with the long-term best interests of Ashland and its shareholders.

                                          PERSONNEL AND COMPENSATION COMMITTEE
                                          Frank C. Carlucci, Chairman
                                          James B. Farley
                                          Mannie L. Jackson
                                          Patrick F. Noonan
                                          W. L. Rouse, Jr.

                           Summary Compensation Table

   The following table is a summary of compensation information for each of the last three fiscal years ended September 30, 2000, 1999 and 1998 for the Chief Executive Officer of Ashland and each of the other most highly compensated executive officers as of September 30, 2000.

                                                                  Long-Term
                                   Annual Compensation          Compensation
                              ----------------------------- ---------------------
                                                    Other     Awards
                                                   Annual   Securities  Payouts   All Other
Name and Principal                                 Compen-  Underlying    LTIP     Compen-
Position                 Year  Salary   Bonus(1)  sation(2) Options #  Payouts(3) sation(4)
------------------       ---- -------- ---------- --------- ---------- ---------- ---------
Paul W. Chellgren....... 2000 $881,588 $1,370,631  $28,333         0    $452,364   $57,820
 Chairman of the Board   1999  831,759    764,366   31,996   280,000           0    36,222
 and Chief Executive     1998  810,677  1,108,458   17,570    40,000     428,467    32,761
 Officer

James R. Boyd........... 2000  452,293    455,550    4,791         0     220,143    32,520
 Senior Vice President   1999  432,361    425,000    9,724    70,000           0    18,834
 and Group Operating     1998  426,037    411,667    6,214    20,000     264,898    17,218
 Officer

J. Marvin Quin.......... 2000  406,067    459,925   10,902         0     199,023    29,300
 Senior Vice President   1999  387,515    258,298   20,346    50,000           0    16,878
 and Chief Financial     1998  381,191    370,403    5,223    15,000     237,611    15,407
 Officer

David J. D'Antoni....... 2000  437,344    382,541    6,606         0     261,987    32,343
 Senior Vice President   1999  417,412    238,283    3,265    70,000           0    18,183
 and Group Operating     1998  410,513    300,566    3,076    20,000     404,055    16,590
 Officer

James J. O'Brien........ 2000  301,273    314,461    7,912         0     156,585    20,791
 Senior Vice President,  1999  277,892    307,272    1,737    60,000           0    12,098
 President of The        1998  269,076    275,514    2,881    10,000      25,946     4,155
 Valvoline Company

--------
(1) Amounts received under Ashland's incentive compensation plans for fiscal years 2000, 1999 and 1998.

(2) Amounts shown in this column reflect reimbursement of taxes for each of the named executives. In addition, for Messrs. Chellgren and Quin, the amount reflects reimbursement under an employee benefit plan available generally to all employees. None of the named executives received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of total salary and bonus.

(3) Amounts received under Ashland's Performance Unit Plan for the fiscal years 1997-2000 performance period based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on November 2, 2000 (the payment date) of $33.00 per share and amounts received under Ashland's Performance Unit Plan for the fiscal years 1995-1998 performance period based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on November 5, 1998 (the payment date) of $50.4375 per share.

(4) Amounts shown in this column reflect employer matching contributions under Ashland's Deferred Compensation Plan for fiscal years 2000 and 1999 and under Ashland's Employee Savings Plan for fiscal year 1998, the value of Ashland Common Stock allocated under the LESOP for fiscal 2000 and related forfeiture payments under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for fiscal years 1999 and 1998. All participants in the LESOP received allocations of additional shares of Ashland Common Stock based on their participation in the LESOP. The additional shares of Ashland Common Stock were purchased with the proceeds of the sale of common stock of Arch Coal, Inc. received by the LESOP in the distribution of Arch Coal common stock by Ashland in March 2000. For fiscal 2000, the employer match under Ashland's Deferred Compensation Plan was $37,027 for Mr. Chellgren; $18,996 for Mr. Boyd; $15,783 for Mr. Quin; $18,369 for Mr. D'Antoni and $12,654 for Mr. O'Brien and the value of Ashland Common Stock allocated under the LESOP was $20,793 for Mr. Chellgren; $13,524 for Mr. Boyd; $13,517 for Mr. Quin; $13,974 for Mr. D'Antoni and $6,137 for Mr. O'Brien. In addition, for Mr. O'Brien, the amount reflects reimbursement under an employee benefit plan available generally to all employees.

Stock Option Grants

   The Chief Executive Officer of Ashland and each of the named executive officers did not receive stock option grants in fiscal 2000 because they each received enhanced stock option grants in fiscal 1999.

Stock Option Exercises

   The table below sets forth the following information with respect to stock option exercises during fiscal 2000 by each of the named executive officers and the status of their options as of September 30, 2000:

  . The number of shares of Ashland Common Stock acquired upon exercise of stock options during fiscal 2000;

  . The aggregate dollar value realized upon the exercise of such options;

  . The total number of exercisable and unexercisable stock options held at September 30, 2000; and

  . The aggregate dollar value of in-the-money unexercised options at September 30, 2000.

                Aggregated Option Exercises in Fiscal Year 2000
                         and Fiscal Year End Values(1)

                                                   Number of
                                                   Securities
                                                   Underlying
                                                  Unexercised
                                               Options at Fiscal  Value of Unexercised In-
                            Shares                  Year-End        the-Money Options at
                         Acquired on   Value      Exercisable/       Fiscal Year-End(1)
Name                     Exercise (#) Realized Unexercisable (#)  Exercisable/Unexercisable
----                     ------------ -------- ------------------ -------------------------
Paul W. Chellgren.......    25,000    $128,125 410,000(2)/210,000        $623,125/0
James R. Boyd...........         0           0    170,500/ 57,500         190,688/0
J. Marvin Quin..........         0           0 118,750(2)/ 41,250               0/0
David J. D'Antoni.......    12,000      51,200    127,500/ 57,500         138,438/0
James J. O'Brien........         0           0     53,581/ 47,500          15,426/0

--------
(1) Based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on September 29, 2000 of $33.6875 per share.

(2) Includes 10,000 stock options transferred by Mr. Chellgren to his children and 10,000 stock options transferred by Mr. Quin to his children.

Retirement Plans

 Pension Plans

   Ashland maintains qualified pension plans under which executive officers are entitled to benefits on the same basis as other employees. Upon a "change in control" of Ashland (as defined in the plans), these plans will terminate and the funds in the plans, as well as any excess assets, will be distributed to the participants.

   If benefits payable under the qualified plans exceed limits imposed by the Code, they can be paid out (with the approval of the P&C Committee) under a nonqualified excess benefit pension plan. The nonqualified plan provides for the payment of benefits in excess of ERISA limits or of limits imposed by the Code. The nonqualified plan provides that participants may, at the discretion of the P&C Committee, receive their retirement benefits in a lump-sum distribution. Those approved to receive a lump-sum payment may defer payment of all or part of it through the Employees' Deferral Plan.

   The following table shows the total combined estimated annual benefits payable under the qualified and nonqualified plans to eligible salaried employees for years of service, assuming retirement at age 65. Benefits are determined on a straight-life annuity basis. There is no offset in benefits under either plan for Social Security benefits. Those amounts are, however, reduced by the actuarial value of 50% of the value of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of limitations imposed by the Code.

                                               Pension Plan Table
                                 -----------------------------------------------
                                                Years of Service
                                 -----------------------------------------------
Remuneration*                      10      15      20      25      30      35
-------------                    ------- ------- ------- ------- ------- -------
$25,000......................... $ 3,300 $ 4,950 $ 6,601 $ 8,251 $ 9,901 $11,552
50,000..........................   7,050  10,575  14,101  17,626  21,151  24,677
100,000.........................  14,550  21,825  29,100  36,376  43,650  50,925
200,000.........................  29,550  44,325  59,100  73,876  88,650 103,425
300,000.........................  44,550  66,825  89,100 111,376 133,650 155,925
400,000.........................  59,550  89,325 119,100 148,876 178,650 208,425
500,000.........................  74,550 111,825 149,100 186,376 223,650 260,925
600,000.........................  89,550 134,325 179,100 223,876 268,650 313,425
800,000......................... 119,550 179,325 239,101 298,876 358,651 418,427
1,000,000....................... 149,550 224,325 299,101 373,876 448,651 523,427
1,200,000....................... 179,550 269,325 359,101 448,876 538,651 628,427
1,400,000....................... 209,550 314,325 419,101 523,876 628,651 733,427

--------
* Remuneration is the average annual earnings, which includes a participant's salary during the highest consecutive 36-month period of the final 120-month period prior to the participant's retirement, but excludes other forms of compensation included in the Summary Compensation Table.

   As of September 30, 2000, Messrs. Chellgren, Boyd, Quin, D'Antoni, and O'Brien had credited service in the combined plans of 25, 18, 27, 26, and 21 years, respectively.

 Supplemental Early Retirement Plan

   The Supplemental Early Retirement Plan (the "SERP") allows eligible employees to retire prior to age 65. The maximum annual benefit payable under the SERP is an amount equal to 50% of the final average annual compensation the employee received during the highest 36 months of his or her final 60 months of employment. Annual compensation includes salary plus incentive compensation awards. The amount paid under the SERP is reduced by any other payments made under Ashland's qualified and nonqualified pension plans.

   At the discretion of the P&C Committee, an individual may receive a SERP retirement benefit in a lump-sum distribution. An employee approved under the SERP may defer payment of all or a part of the lump sum, through the Employees' Deferral Plan. The retirement benefit received as a lump sum is equal to the actuarial present value of all expected future payments calculated under assumptions, including the interest rate, prescribed by the P&C Committee.

   In addition, the amounts paid out under the SERP are reduced by the actuarial value of 50% of the value of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of limitations imposed by the Code.

   Messrs. Chellgren and D'Antoni are currently eligible to participate in the SERP. The estimated lump-sum value of the retirement benefit under the SERP, assuming retirement at age 62, is $6,034,555 and $2,606,605 to Messrs. Chellgren and D'Antoni, respectively.

   Upon a "change in control" of Ashland (as defined in the SERP), eligible employees may, at their election, retire at an earlier age pursuant to the SERP. The SERP provides that eligible employees who retire under the terms of the SERP upon a "change in control" will have their age and service enhanced for purposes of computing their SERP benefit. Ashland normally enters into consulting agreements with its retiring employees who participate in the SERP. Under these agreements, a retiring employee receives payment of a mutually agreed per diem compensation for services rendered to Ashland.

Estate Enhancement Program

   On September 16, 1999, the Board of Directors adopted an Estate Enhancement Program for the benefit of Ashland's executive officers and non-employee directors. Pursuant to this program, a participant may elect to enter into a split-dollar life insurance arrangement with Ashland in exchange for existing deferred compensation and/or future compensation. If the participant so elects, Ashland will acquire a life insurance policy on the life of the participant and will pay premiums in an amount no greater than the participant's foregone compensation. Upon the death of the participant, or the "last to die" in the case of a joint policy, Ashland will receive the greater of the policy's cash surrender value or the cumulative premiums paid under the policy and the participant's beneficiary will receive the excess, if any, of the policy's death benefit over the amount received by Ashland. There were no executive officers participating in the Estate Enhancement Plan as of September 30, 2000.

Executive Employment Agreements and Other Arrangements

   The executive officers named in this Proxy Statement, as well as certain other executive officers, have employment agreements with Ashland that provide for the continuation for a period of two years of their highest salary during the prior two fiscal years preceding their termination by Ashland without cause. If they are terminated without cause, or if they resign for good reason, within two years after a change in control of Ashland, they would receive a payment equal to three times the highest of their annual compensation, including incentive compensation, during the prior three fiscal years preceding the change in control. In addition, certain benefits continue for periods up to three years depending on the benefit. The terms "cause," "good reason" and "change in control" are defined in the agreements.

                    FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH

   The following graph compares Ashland's five-year cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 index and a peer group of companies. The cumulative total shareholder return for each of these groups assumes the reinvestment of dividends.

                        [PERFORMANCE GRAPH APPEARS HERE]

                  1995 1996 1997 1998 1999 2000
                  ---- ---- ---- ---- ---- ----
      Ashland     100  123  172  149  111  121
      S&P 500     100  120  169  184  235  266
      Peer Group  100  120  182  149  159  159

Note: Fiscal 2000 results include the March quarter dividend of Arch Coal stock to Ashland shareholders in the amount of approximately $1.77 per Ashland share (.246097 shares x $7.1875 of Arch value). Ashland's five-year cumulative total return is 115 when the Arch Coal dividend is excluded.

   The peer group includes representative companies from the four industries in which Ashland primarily competes: highway construction, specialty chemical production and distribution, motor oil and car care products, and petroleum refining and marketing. The annual returns for the companies in each of the following portfolios have been weighted by their respective beginning-of-year market capitalization:

  . Highway Construction Portfolio: Florida Rock Industries and Granite
    Construction, Inc.

  . Specialty Chemical Production and Distribution Portfolio: Air Products &
    Chemicals, Inc.; Dow Chemical; E.I. DuPont de Nemours & Co., Inc.; Eastman Chemical Company; Praxair, Inc.; Rohm & Haas Company; and Union Carbide Corporation.

  . Motor Oil and Car Care Products Portfolio: Pennzoil-Quaker State Company.

  . Petroleum Refining and Marketing Portfolio: Holly Corporation; Sun
    Company, Inc.; Tesoro Petroleum Corporation; Tosco Corporation; Ultramar Diamond Shamrock; and Valero Energy Corporation.

   Each portfolio is then weighted to reflect Ashland's annual invested capital in each of these lines of business with the annual return for the peer group represented by the sum of these weighted portfolios.

                                 MISCELLANEOUS

   Personnel and Compensation Committee Interlocks and Insider
Participation. The members of the P&C Committee for fiscal 2000 were Frank C. Carlucci (Chairman), James B. Farley, Mannie L. Jackson, Patrick F. Noonan and
W. L. Rouse, Jr. There were no impermissible interlocks or inside directors on the P&C Committee.

   Business Relationships. During fiscal 2000, the firm of Cravath, Swaine & Moore, of which Mr. Butler is a member, was paid for legal services rendered to Ashland and certain of its subsidiaries.

   Section 16(a) Beneficial Ownership Reporting Compliance. Ashland believes that during fiscal 2000 its executive officers and directors have complied with
Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder.

   Proxy Solicitation Costs. Ashland is soliciting the proxies being solicited by this Proxy Statement. All costs of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be borne by Ashland. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, telegraph, telex, facsimile, electronic means and personal interview, and by officers and employees of Ashland, who will not be additionally compensated for such activity. Ashland has arranged for the services of Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow's fees will be paid by Ashland and are estimated at $35,000, excluding out-of-pocket expenses.

   Shareholder Proposals for the 2002 Annual Meeting. Shareholders interested in presenting a proposal for consideration at the 2002 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934 and Ashland's By-laws. To be eligible for inclusion in the Proxy Statement for the 2002 Annual Meeting, shareholder proposals must be received by Ashland's Corporate Secretary no later than August 11, 2001.

   Ashland's By-laws provide that a shareholder must provide Ashland with written notice of a matter he or she wishes to bring before an annual meeting at least 90 days in advance of the meeting, if the meeting is held no earlier than the last Thursday in January. If the meeting is held earlier, the shareholder must provide Ashland with written notice within 10 days after the first public disclosure of the date of the meeting. The first public disclosure of that date may be a public filing with the SEC. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

  . a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment;

  . the name and address of the shareholder proposing such business;

  . a representation that the shareholder is a holder of record of Ashland
    Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

  . any material interest of the shareholder in such business; and

  . a representation as to whether or not the shareholder will solicit proxies in support of the proposal.

   The By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chairman of any such meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

   Other Matters. As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

   Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          RICHARD P. THOMAS
                                          Vice President and Secretary

Covington, Kentucky
December 14, 2000

                                   EXHIBIT A

                              AMENDED AND RESTATED
                          ASHLAND INC. INCENTIVE PLAN
                   (As amended and restated November 2, 2000)

SECTION 1. PURPOSE

   The purpose of the Ashland Inc. Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Incentive Awards, Performance Unit Awards and Merit Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company's economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with an automatic Restricted Stock Award and with discretionary Option Awards.

SECTION 2. DEFINITIONS

   (A) "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company's discretion.

   (B) "Attestation" means the delivery to the Company of a completed attestation form prescribed by the Company setting forth the whole shares of Common Stock owned by the Recipient which the Recipient wishes to utilize to pay the Exercise Price. The Common Stock listed on the attestation form must have been owned by the Recipient six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise.

   (C) "Award" shall mean an Option Award, a Stock Appreciation Right Award, an Incentive Award, a Performance Unit Award, a Restricted Stock Award or a Merit Award, in each case granted under this Plan.

   (D) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Recipient or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient's death.

   (E) "Board" shall mean the Board of Directors of the Company or its designee.

   (F) "Cashless Exercise" shall mean the procedure by which a broker provides the funds to a Recipient to effect an Option exercise. At the direction of the Recipient, the broker will either: (i) sell all of the shares received when the Option is exercised and pay the Recipient the proceeds of the sale (minus the Exercise Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the shares received upon exercise of the Option to cover the Exercise Price, withholding taxes and any fees due the broker and deliver to the Recipient (either directly or through the Company) a stock certificate for the remaining shares.

   (G) "Change in Control" shall be deemed to occur (1) upon approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Company's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

   (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (I) "Committees" shall refer to the P&C Committee as it relates to Awards to Participants and to the G&N Committee as it relates to Awards to Outside Directors.

   (J) "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 15 hereof.

   (K) "Company" shall mean, collectively, Ashland Inc. and its Subsidiaries.

   (L) "Disability" shall mean, (i) in the case of a Participant, he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

   (M) "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committees at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

   (N) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (O) "Fair Market Value" shall mean the price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange on the date and at the time selected by the Committees or as otherwise provided in this Plan.

   (P) "G&N Committee" shall mean the Governance and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its designee.

   (Q) "Incentive Award" shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

   (R) "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committees to meet the requirements of Section 422 of the Code or any successor provision.

   (S) "ISO Award" shall mean an Award of an Incentive Stock Option pursuant to
Section 10 hereof.

   (T) "Merit Award" shall mean an Award of Common Stock issued pursuant to
Section 9 hereof.

   (U) "Non-Employee Director" shall mean a non-employee director within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

   (V) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

   (W) "Notice of Grant" shall mean a written notice setting forth the terms of an Option or SAR Award, to be entered into at the Company's discretion.

   (X) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The Committees shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

   (Y) "Option Award" shall mean an Award of an Option pursuant to Section 10 hereof.

   (Z) "Outside Director" shall mean a director of the Company who is not also an employee of the Company as selected by the G&N Committee to receive an Award under this Plan.

   (AA) "P&C Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an outside director as defined in the regulations issued under Section 162(m) of the Code, or its designee.

   (BB) "Participant" shall mean a regular, full-time or part-time employee of the Company as selected by the P&C Committee to receive an Award under this Plan.

   (CC) "Performance Goals" shall mean performance goals as may be established in writing by the P&C Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to a Participant or the division or other unit in which the Participant works and/or may be based on the performance of the Company generally.

   (DD) "Performance Period" shall mean the period designated by the P&C Committee during which the performance objectives shall be measured.

   (EE) "Performance Unit Award" shall mean an Award made pursuant to Section 8 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

   (FF) "Personal Representative" shall mean the person or persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

   (GG) "Plan" shall mean this Ashland Inc. Incentive Plan, as amended and restated.

   (HH) "Recipients" shall mean a Participant or an Outside Director, as appropriate.

   (II) "Restricted Period" shall mean the period designated during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Participants shall not be less than one year from the date of grant (unless otherwise directed by the P&C Committee), and in the case of Outside Directors is the period set forth in
Section 6(B) hereof.

   (JJ) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

   (KK) "Restricted Stock Award" shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

   (LL) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

   (MM) "Retirement" shall mean, (a) in the case of a Participant, retirement from the employ of the Company at any time as described in the Ashland Inc. and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect, and (b) in the case of an Outside Director, retirement from the Board at age 72 or at any other age as the Board may from time to time determine.

   (NN) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to surrender an Option or any portion thereof which is then exercisable and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. A SAR may only be granted concurrently with the grant of the related Option. A SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in this Plan.

   (OO) "Stock Appreciation Right Award" or "SAR Award" shall mean an Award of a Stock Appreciation Right pursuant to Section 11 hereof.

   (PP) "Subsidiary" shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of the Company.

   (QQ) "Tax Date" shall mean the date the withholding tax obligation arises with respect to an Award.

SECTION 3. STOCK SUBJECT TO THIS PLAN

   There will be reserved for issuance under this Plan an aggregate of 4,000,000 shares of Common Stock, par value $1.00 per share; provided, however, that of such shares only 1,000,000 shares in the aggregate shall be available for Restricted Stock Awards, Merit Awards and ISO Awards. Such shares shall be authorized but unissued shares of Common Stock. If any Award under this Plan shall expire or terminate for any reason without having been earned or vested in full, or if any Award shall be forfeited or deferred, the shares subject to the unearned, forfeited or deferred portion of such Award shall again be available for the purposes of this Plan. No Participant shall be granted more than a total of 250,000 Option or SAR Awards annually and no Outside Director shall be granted more than a total of 10,000 Option or SAR Awards annually.

SECTION 4. ADMINISTRATION

   The P&C Committee shall have the exclusive authority to administer this Plan for Participants. The G&N Committee shall have the exclusive authority to administer this Plan for Outside Directors.

   In addition to any implied powers and duties that may be needed to carry out the provisions hereof, the Committees, acting individually, shall have all the powers vested in them by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement or Notice of Grant embodying Awards made under this Plan. The Committees shall be authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to make any other determinations which they believe necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committees deem desirable to carry it into effect. Any decision of the Committees in the administration of this Plan, as described herein, shall be final and conclusive.

SECTION 5. ELIGIBILITY

   Awards may only be granted (i) to regular full-time or part-time employees of the Company, or (ii) as expressly provided in Sections 6(B), 10 and 11 hereof, to Outside Directors of the Company.

SECTION 6. RESTRICTED STOCK AWARDS

(A) Awards to Employees

   The P&C Committee may make a Restricted Stock Award to selected Participants, which Restricted Stock Awards may, at the Company's discretion and as directed by the P&C Committee, be evidenced by an Agreement which shall contain such terms and conditions as the P&C Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of such Award (which terms and conditions need not be the same in each case) shall be determined by the P&C Committee in its sole discretion. As a condition to any Restricted Stock Award hereunder, the P&C Committee may require a Participant to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of the Restricted Stock Award. Subject to the terms and conditions of each Restricted Stock Award, the Participant, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

   Unless otherwise determined and directed by the P&C Committee, in the event that a Restricted Stock Award has been made to a Participant whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Participant.

(B) Awards to Outside Directors

   During the term of this Plan, each person who is hereafter duly appointed or elected as an Outside Director shall be granted, effective on the date of his or her appointment or election to the Board, a Restricted Stock Award of 1,000 shares. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to Section 3 hereof and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

   As a condition to any Restricted Stock Award hereunder, the Outside Director may be required to pay to the Company a non-refundable amount equal to the par value of the shares of the Restricted Stock Award. Upon the granting of the Restricted Stock Award, such Outside Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid; provided, however, that subject to subsection (C) hereof, in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period which shall not lapse until the earlier to occur of the following: (i) Retirement, (ii) the death or Disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. Unless otherwise determined and directed by the G&N Committee, in the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any Restricted Stock Award made pursuant to this subsection will be forfeited by such Outside Director.

(C) Transferability

   Subject to Section 17(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Participants, shall be determined by the P&C Committee and, unless otherwise determined by the P&C Committee, shall not be less than one year from the date of the Restricted Stock Award, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this Section. The P&C Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of a Restricted Stock Award, but, unless otherwise determined by the P&C Committee, such Restricted Period shall not be less than one year.

   During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the Recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement, if any. Such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with this Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, with the exception that: (i) the Recipient will not be entitled to delivery of the stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to Section 17(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) unless otherwise determined and directed by the Committees, a breach of any restrictions, terms, or conditions provided in this Plan or established by the Committees with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 7. INCENTIVE AWARDS

   (A) Any Participant may receive one or more Incentive Awards, as the P&C Committee shall from time to time determine.

   (B) No later than 120 days (90 days for those Participants subject to the limitations of Code Section 162(m)) after the commencement of each Performance Period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant's employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

   (C) The target Incentive Award is a fixed percentage of the Participant's Base Salary paid during the year. The maximum Incentive Award is 150% of the target Incentive Award. No Incentive Award shall exceed three million dollars ($3,000,000).

   (D) Payment of Incentive Awards shall be made on a date or dates fixed by the P&C Committee. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee.

   If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the original dollar amount to be paid on the payment date (or the part thereof determined by the P&C Committee to be delivered in shares of such Incentive Award) by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay an Incentive Award or such other date as the Board shall determine.

   (E) Unless otherwise determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company until the date of payment of such Award. Unless otherwise determined and directed by the P&C Committee, in the event a Participant's employment is terminated because of death, Disability or Retirement, the Participant (or his or her beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 8. PERFORMANCE UNIT AWARDS

   (A) Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine.

   (B) The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days for those Participants subject to the limitations imposed by Code
Section 162(m)) after the commencement of the Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant's employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

   (C) Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the P&C Committee. The original amount of any Performance Unit Award shall not exceed 400% of the Participant's then annual base salary and the original amount of any Performance Unit Award shall not exceed five million dollars ($5,000,000). In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Common Stock, the value thereof shall be based on the Fair Market Value on the first day of the Performance Period or on such other date, as the Board shall determine.

   (D) Unless otherwise determined and directed by the P&C Committee, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company until payment of such Performance Unit Award. Unless otherwise determined and directed by the P&C Committee, a Participant (or his or her beneficiaries or estate) whose employment was terminated because of death, Disability or Retirement will receive a prorated portion of the payment of his or her Award based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

   (E) Payment with respect to Performance Unit Awards will be made to Participants on a date or dates fixed by the P&C Committee. The amount of such payment shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee.

   If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the amount payable by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine.

   If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (x) the number of shares of Common Stock to be paid in cash on such payment date with respect to such Performance Unit Award, by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine. Any payment may be subject to such restrictions and conditions as the P&C Committee may determine.

SECTION 9. MERIT AWARDS

   Any Participant may receive a Merit Award of Common Stock under this Plan for such reasons and in such amounts as the P&C Committee may from time to time determine. As a condition to any such Merit Award, the P&C Committee may require a Participant to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

SECTION 10. OPTION AWARDS

   (A) Any Recipient may receive one or more Option Awards, as the Committees shall from time to time determine.

   (B) Designation and Price

     (1) Any Option granted under this Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committees at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option shall, at the discretion of the Company and as directed by the Committees, be evidenced by a Notice of Grant, which Notice of Grant shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committees, in their sole discretion, may determine in accordance with this Plan.

     (2) Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO is granted.

     (3) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committees at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

   (C) Exercise

   The Committees may, in their sole discretion, provide for Options granted under this Plan to be exercisable in whole or in part; provided, however, that no Option shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 13 hereof or as the Committees otherwise determine in accordance with this Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the holder thereof of the exercise of an Option, and
(ii) payment to the Company (as provided in subsection (D) of this Section), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Trust Investments Department of the Company, 3499 Blazer Parkway, Lexington, Kentucky 40509, or such other place as the Company may designate from time to time.

   (D) Payment for Shares

   Except as otherwise provided in this Section, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committees may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) in whole shares of Common Stock owned by the Recipient and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Recipient six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise); (iii) by Attestation; (iv) by a combination of such methods of payment; or (v) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committees (including, without limitation, effecting a Cashless Exercise of the Option with a broker).

(E) Continued Employment, Agreement to Serve and Exercise Period

 (1) Participants

   (a) Subject to the provisions of Section 13(D) hereof, every Option and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option (unless otherwise determined by the P&C Committee) and if the employment of the Participant shall terminate prior to the end of such one year period (or such other period determined by the P&C Committee), the Option granted to such Participant shall immediately terminate.

   (b) Every Option shall provide that in the event the Participant dies (i) while employed by the Company, (ii) during the periods in which Options may be exercised by a Participant determined to be Disabled, or (iii) after Retirement, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option immediately prior to the Participant's death.

   (c) Every Option shall provide that in the event the employment of any Participant shall cease by reason of Disability, as determined by the P&C Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time prior to the fixed termination date set forth in the Option by such Participant for the number of shares which the Participant could have acquired under the Option immediately prior to the Participant's Disability. The determination by the P&C Committee of any question involving Disability of a Participant shall be conclusive and binding.

   (d) Every Option shall provide that in the event the employment of any Participant shall cease by reason of Retirement, such Option may be exercised at any time or from time to time, prior to the fixed termination date set forth in the Option for the number of shares which the Participant could have acquired under the Option immediately prior to such Retirement.

   (e) Notwithstanding any provision of this Plan to the contrary, any Option, may, in the discretion of the P&C Committee or as provided in the relevant Notice of Grant (if any), become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option from and after the time the Participant ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant's continued employment with the Company is no longer required.

   (f) Except as provided in sub-subsections (b), (c), (d), (e) and (g) of this
Section 10(E) and Section 13(D) hereof, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or thirty (30) days after cessation of the Participant's employment for any cause in respect of the number of shares which the Participant could have acquired under the Option immediately prior to such cessation of employment; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

   (g) Notwithstanding any provision of this Section to the contrary, in the event the P&C Committee determines, in its sole and absolute discretion, that the employment of any Participant has terminated for a reason or in a manner adversely affecting the Company (which may include, without limitation, taking other employment or rendering service to others without the consent of the Company), then the P&C Committee may direct that such Participant forfeit any and all Options that he or she could otherwise have exercised pursuant to the terms of this Plan.

   (h) Each Participant granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of the Company for a period of at least one year from the date of the Notice of Grant respecting the Award (or, if no Notice of Grant is given, at least one year from the date of the Award). Such service shall, subject to the terms of any contract between the Company and such Participant, be at the pleasure of the Company and at such compensation as the Company shall reasonably determine from time to time. Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of or service to the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time.

   (i) Notwithstanding anything to the contrary herein, any Option that is an ISO shall be exercisable not later than three (3) months following the date that the employment of a Participant terminated.

 (2) Outside Directors

   If an Outside Director's service on the Board terminates by reason of (i) Retirement, (ii) the death or Disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service, any Option held by such Outside Director may thereafter be exercised by the Outside Director, or in the event of death, by his or her Beneficiary to the extent it was vested and exercisable at the time of such termination (i) for a period equal to the number of years of completed Board service as of the date of such termination of the Outside Director on whose behalf the Option is exercised, or (ii) until the expiration of the stated term of such Option whichever period is the shorter. In the event of termination for any reason other than those set forth above, any Option held by such Outside Director may thereafter be exercised by the Outside Director to the extent it was vested and exercisable at the time of termination (i) for a period of one year from the date of such termination or (ii) until the expiration of the stated term of such Option, whichever period is the shorter, unless otherwise determined by the G&N Committee.

SECTION 11. STOCK APPRECIATION RIGHT AWARDS

   The Committees may grant Stock Appreciation Rights pursuant to the provisions of this Section to any Recipient holding any Option granted under this Plan with respect to all or a portion of the shares subject to the related Option. A SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. A SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the related Option. A SAR granted under this Plan shall be exercisable in whole or in part by notice to the Company. Each such notice shall be delivered or mailed by postpaid mail, addressed to the Trust Investments Department of the Company, 3499 Blazer Parkway, Lexington, Kentucky 40509, or such other place as the Company may designate from time to time. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised.

   Subject to the terms and provisions of this Section, upon the exercise of a SAR, the Recipient shall be entitled to receive from the Company consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the related Option. The Committees may stipulate in the Notice of Grant the form of consideration which shall be received upon the exercise of a SAR. If no consideration is specified therein, upon the exercise of a SAR, the Recipient, may specify the form of consideration to be received by such Recipient, which shall be in shares of Common Stock, or in cash, or partly in cash and partly in shares of Common Stock (valued at the Fair Market Value on the date of exercise of the SAR), as the Recipient shall request; provided, however, that the Committees, in their sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

   Upon the exercise of a SAR, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under this Plan. Upon the exercise or termination of the related Option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

SECTION 12. CONTINUED EMPLOYMENT

   Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service to, the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time.

SECTION 13. CHANGE IN CONTROL

   (A) Upon a Change in Control, any Restricted Stock Award shall be free of all restrictions for the full number of awarded shares less such number as may have been theretofore acquired under the Restricted Stock Award.

   (B) Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such Award up to the date of the Change in Control. Further, the Company's obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such Change in Control.

   (C) Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair Market Value on the date of the Change in Control. Further, the Company's obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such Change in Control.

   (D) Upon a Change in Control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such Change in Control, unless otherwise provided in the Notice of Grant.

SECTION 14. WITHHOLDING TAXES

   Federal, state or local law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the P&C Committee, each Participant may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Participant pursuant to the vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation; or (iii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from the vesting of an Award. A Participant's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the P&C Committee may adopt, and may be disapproved by the P&C Committee. If the amount requested is not paid, the P&C Committee may refuse to issue Common Stock under this Plan.

SECTION 15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

   In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under this Plan pursuant to Section 3 hereof and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof.

SECTION 16. AMENDMENT AND TERMINATIONS

   The Committees may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that: (i) the Committees may not, without approval by the Board and the shareholders, (a) materially increase the benefits provided to Recipients under this Plan or (b) provide for the re-pricing of Options; and (ii) any amendment with respect to Restricted Stock granted to Outside Directors must be approved by the full Board.

   Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination.

SECTION 17. MISCELLANEOUS PROVISIONS

   (A) Except as to Awards of Restricted Stock to Outside Directors, no Participant or other person shall have any claim or right to be granted an Award under this Plan.

   (B) A Recipient's rights and interest under this Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient's rights and interest under this Plan may, subject to the discretion and direction of the Committees, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

   (C) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

   (D) The expenses of this Plan shall be borne by the Company.

   (E) By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, and the Committees.

   (F) Awards granted under this Plan shall be binding upon the Company, its successors, and assigns.

   (G) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

   (H) Each Recipient shall be deemed to have been granted any Award on the date the Committees took action to grant such Award under this Plan or such date as the Committees in their sole discretion shall determine at the time such grant is authorized.

SECTION 18. EFFECTIVENESS OF THIS PLAN

   This Plan was originally approved by the shareholders of the Company on January 27, 2000. The Amended and Restated Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 25, 2001, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. If not approved by the shareholders of the Company at the January 25, 2001 Annual Meeting, the original Plan shall remain in effect with respect to Awards other than Option Awards and SAR Awards. No Option Awards or SAR Awards shall be made under the Amended and Restated Plan unless and until the Amended and Restated Plan has been approved and adopted at a meeting of the Company's shareholders.

SECTION 19. GOVERNING LAW

   The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

                                   EXHIBIT B

                            AUDIT COMMITTEE CHARTER

Statement of Purpose

   The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to Ashland's financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the independent audit of the Company's financial statements, and the Company's legal compliance programs. The Committee will maintain effective working relationships with and open communication between the Board, management and internal and independent auditors.

Organization and Meetings

   The Audit Committee, a standing committee of the Board, will operate under this charter, which will be reassessed at least annually and revised as conditions dictate. The Committee will be composed of three or more directors, each of whom has no relationship to Ashland that may interfere with the exercise of their independence from management and the Company. All members of the Committee will be financially literate and at least one member of the Committee will possess accounting or related financial management expertise, as the Board interprets such qualifications. Members of the Committee, including its chairperson, shall be recommended by the Nominating Committee/1/ of the Board and shall be elected by the Board.

   The Committee will have three scheduled meetings each year, plus additional meetings as circumstances require. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate.

Responsibilities and Processes

   The Committee will carry out its oversight responsibilities through a variety of processes. It is management's responsibility to prepare the Company's financial statements, and it is the independent auditor's responsibility to audit those financial statements. The Committee will take appropriate actions to set the overall corporate tone for quality financial reporting, sound internal controls and compliance with law. In discharging its oversight role, the Committee may, as appropriate and necessary, institute special investigations, including hiring experts to assist as needed. The following are the primary recurring processes that will be utilized by the Committee in carrying out its oversight responsibilities. The Committee will supplement these recurring processes as appropriate for changing circumstances.

  . The Committee will review with management, the independent auditor and the internal auditor the effectiveness of the financial and accounting controls, including the Company's systems to monitor and manage business risk. The Committee will meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee will review the effectiveness of the Company's preventive law and compliance programs, and will evaluate whether management is setting the appropriate "tone at the top" with respect to business ethics and compliance with law by communicating the importance of the Company's Code of Business Conduct and acceptable business practices.

  . The Committee will have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor, and the independent auditor shall be ultimately accountable to the Committee and the Board. Annually, the

/1 /Now known as the Governance and Nominating Committee.

   Committee will review and recommend to the Board the selection of the Company's independent auditor, subject to shareholder approval. The Committee will discuss the auditor's independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee will review with management and authorize any appointment, replacement, reassignment or dismissal of the internal auditor.

  . The Committee will discuss with the internal auditor and the independent auditor the overall scope and plans for their respective audits, including the adequacy of resources to be applied.

  . The Committee will review with management and the independent auditor the annual consolidated financial statements to determine whether they are complete and consistent with information known to the Committee members, and whether the independent auditor is satisfied with the disclosure and content of those financial statements. The Committee will recommend to the Board the consolidated financial statements of Ashland to be included in its Annual Report to Shareholders and Annual Report on Form 10-K. The Committee, or at least its chairperson, will review with management and the independent auditor the interim consolidated financial statements of the Company and the results of the independent auditor's review of those statements prior to their public filing. The Committee will discuss the results of the annual audit and interim reviews and any other matters to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

  . The Committee will assess its performance under its charter annually.

                                  Approved and Adopted by the Board of Directors
                                                                  March 16, 2000

                                        ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

     You now have the option to access future shareholder communications (e.g., annual reports, proxy statements, interim communications) from us or on our behalf over the Internet, instead of receiving those documents in print.
     Participation is completely voluntary.  If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available.  There is no cost to you for this service other than any charges you may incur from your
     Internet provider, telephone and/or cable company.  Once you give your consent, it will remain in effect until you inform us otherwise.

     To give your consent, follow the prompts when you vote by telephone or over the Internet.  If you are voting by mailing your proxy card, check the appropriate box located at the bottom of the attached card.


                                     Proxy card must be signed and dated on the reverse side.
                                    Please fold and detach card at perforation before mailing

     If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2 and 3.

     1. Election of Directors
        Nominees:  Class III:  (01)  Samuel C. Butler  (02)  Ernest H. Drew  (03)  Mannie L. Jackson  (04)  Theodore M. Solso
                   Class II:   (05)  Ralph E. Gomory

         [ ] FOR all nominees listed above.                          [ ] WITHHOLD AUTHORITY to vote for all
             (except as listed to the contrary below)                    nominees listed above.

             To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below:

             ----------------------------------------------------------------------------------------------------------------

                                                                                                            FOR    AGAINST   ABSTAIN
     2. Ratification of Ernst & Young as independent auditors for fiscal 2001............................   [ ]      [ ]       [ ]

     3. Approval of the Amended and Restated Ashland Inc. Incentive Plan.................................   [ ]      [ ]       [ ]

        [ ] I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             (Continued and to be signed, on the reverse side)

                                                                 Vote by Telephone
                                                                 Have your proxy card available
                                                                 when you call the Toll-Free
                                                                 number 1-800-250-9081 using a
                                                                 touch-tone phone.  You will be
                                                                 prompted to enter your control
                                                                 number and then you can follow
                                                                 the simple prompts that will
                                                                 be presented to you to record
                                                                 your vote.

                                                                 Vote by Internet
                                                                 Have your proxy card available
                                                                 when you access the website
                                                                 www.votefast.com.  You will be
                                                                 prompted to enter your control
                                                                 number and then you can follow
                                                                 the simple prompts that will
                                                                 be presented to you to record
                                                                 your vote.

                                                                 Vote by Mail
                                                                 Please mark, sign and date
                                                                 your proxy card and return it
                                                                 in the postage paid envelope
                                                                 provided or return it to:
                                                                 Stock Transfer Dept., National
                                                                 City Bank, P.O. Box 92301,
                                                                 Cleveland, Ohio 44193-0900.
------------------------------------------------------------------------------------------------
  Vote by Telephone         |          Vote by Internet         |         Vote by Mail
Call Toll-Free using a      |       Access the website and      |       Return your proxy
   touch-tone phone         |           cast your vote          |      in the postage paid
    1-800-250-9081          |          www.votefast.com         |       envelope provided
------------------------------------------------------------------------------------------------
                          Vote 24 hours a day, 7 days a week!

    If you vote by telephone or Internet, you should not mail in your proxy card.

         ------------------------------------------------------------------
         |        Your Control Number is:                                 |
         ------------------------------------------------------------------

                      Proxy card must be signed and dated below.
              Please fold and detach card at perforation before mailing.

    Ashland Inc.                                                                               PROXY
    ------------------------------------------------------------------------------------------------
    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of
    Shareholders on January 25, 2001.

    The undersigned hereby appoints Paul W. Chellgren and Richard P. Thomas, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Ashland Inc. Common Stock held by the undersigned on November 20, 2000, at the
    Annual Meeting of Shareholders to be held on January 25, 2001, or any adjournment thereof.

                                                 Date:
                                                      ---------------------------------------

                                                 --------------------------------------------

                                                 --------------------------------------------
                                                                (Sign here)
                                                 INSTRUCTIONS:  Please sign exactly as shown
                                                 hereon.  When signing as a fiduciary or on
                                                 behalf of a corporation, bank, trust company,
                                                 or other similar entity, your title or
                                                 capacity should be shown.

    Please sign, date, and return your proxy promptly in the enclosed envelope to:
    Stock Transfer Dept., National City Bank, P.O. Box 92301, Cleveland, Ohio
    44193-0900.